EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-88462 and 333-68106) pertaining to the CRIIMI MAE Management, Inc. Retirement Plan of our report dated June 24, 2003, with respect to the financial statements and schedules of the CRIIMI MAE Management, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


/s/ Ernst & Young LLP
McLean, Virginia
June 24, 2003